SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2003


                   AVID INTERNET MEDIA GROUP, INC. (Delaware)

                   AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

             AVID TECHNOLOGY SECURITIES CORPORATION (Massachusetts)

                    AVID TECHNOLOGY EUROPE LIMITED (England)

                      AVID TECHNOLOGY IBERIA LTD (England)

                        AVID TECHNOLOGY S.A.R.L. (France)

                         AVID TECHNOLOGY GmbH (Germany)

                           BLITZ03-1145 GmbH (Germany)

                     AVID TECHNOLOGY SALES LIMITED (Ireland)

                         DIGIDESIGN ITALY S.R.L. (Italy)

                   AVID TECHNOLOGY HOLDING B.V. (Netherlands)

                AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

                             AVID TECHNOLOGY K.K. (Japan)

                 AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

                 AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

                       AVID NORTH ASIA LIMITED (Hong Kong)

                             SOFTIMAGE CO. (Canada)

                              INEWS, LLC (Delaware)

                           INEWS PTY. LTD (Australia)

                                   INEWS GmbH

                              INEWS LTD. (England)

                           D-DESIGN NORDIC AB (Sweden)